UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2015

Constant Contact, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33707	04-3285398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Constant Contact, Inc. (the “Company”) is filing this Current Report on Form 8-K to report that the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) approved the Company’s Q1 2016 Executive Cash Incentive Bonus Plan (the “Q1 2016 Bonus Plan”), which is described in more detail below.

On December 15, 2015, the Compensation Committee adopted the Q1 2016 Bonus Plan for its executive officers, including Gail F. Goodman, Harpreet S. Grewal, Ellen M. Brezniak, Christopher M. Litster, and Kenneth J. Surdan, who are named executive officers as identified in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders. Target incentive amounts payable under the Q1 2016 Bonus Plan to the Company’s executive officers are calculated by multiplying the executives’ annual target incentive bonus by 25% and are set forth in the table below for the named executive officers:

Name	Title	Q1 2016 Target Bonus
Gail F. Goodman	Chairman, President and Chief Executive Officer	$131,250
Harpreet S. Grewal	Executive Vice President, Chief Financial Officer and Treasurer	$65,625
Ellen M. Brezniak	Senior Vice President, Customer Operations	$45,000
Christopher M. Litster	Senior Vice President, Sales and Marketing	$57,188
Kenneth J. Surdan	Senior Vice President, Product	$51,188

Under the Q1 2016 Bonus Plan, the Company’s executive officers are eligible to receive cash incentive bonus payments based on the achievement of quarterly corporate financial targets. The quarterly corporate financial targets are based on the following corporate financial metrics: (i) quarterly consolidated revenue growth (“QRG”), and (ii) quarterly adjusted EBITDA margin, which is generally calculated by taking net income calculated in accordance with U.S. generally accepted accounting principles, adding depreciation and amortization and stock based compensation expense, adjusting for taxes and contingent consideration adjustment, if any, and subtracting interest and other income and then dividing by revenue (“Adjusted EBITDA Margin”). Under the Q1 2016 Bonus Plan, for each of the Company’s executive officers, the QRG metric is weighted 50% and the Adjusted EBITDA Margin metric is weighted 50%.

Bonus payments related to the QRG metric will be based on the following levels of achievement, as a percentage of the QRG target bonus:

QRG Achievement	<70%	70%	75%	80%	85%	90%	95%	100%	110%	120%	130%	140%	150%	>150%

Payout Percentage	0%	50%	60%	70%	80%	90%	95%	100%	110%	120%	130%	140%	150%	150%

Bonus payments for achievement between the achievement levels described in the table above will be made on a pro rata basis.

Bonus payments related to the Adjusted EBITDA Margin metric will be based on the following levels of achievement, as a percentage of the Adjusted EBITDA Margin target bonus:

Adjusted EBITDA Margin Achievement
Payout Percentage	0%	95%	96%	97%	98%	99%	100%	105%	110%	115%	120%	125%	125%

Bonus payments for achievement between the achievement levels of Target Adjusted EBITDA Margin – 100 Basis Points to Target Adjusted EBITDA Margin + 100 Basis Points as described above will be made on a pro rata basis.

As of the filing of this Current Report on Form 8-K, the Compensation Committee has not yet established the QRG or Adjusted EBITDA Margin targets for the Q1 2016 Bonus Plan because the planning process for the first quarter of 2016 is not complete.

Under the terms of the Agreement and Plan of Merger dated October 30, 2015, by and among the Company, Endurance International Group Holdings, Inc. (“Endurance”), and Paintbrush Acquisition Corporation, the Company must obtain the approval of Endurance prior to implementing a bonus plan for the Company’s executive officers. Endurance has approved the terms of the Q1 2016 Bonus Plan.

In the event that an executive officer is terminated without cause by the Company prior to the closing of the merger with Endurance, or by Endurance after the closing of the merger, and in each case, prior to the payment of the bonus under the Q1 2016 Bonus Plan, any bonus payment owed to the executive officer under the Q1 2016 Bonus Plan will be paid pro rata based on the amount of time the executive officer was employed by the Company during the first quarter of 2016. As used in the preceding sentence, a “termination for cause” means a termination for willful misconduct by the executive officer or a willful failure by the executive officer to perform his or her responsibilities to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.

Date: December 21, 2015	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President and General Counsel